Exhibit 99.1

REVOCABLE PROXY

ATLANTIC COAST FINANCIAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

The Board of Directors of Atlantic Coast Financial Corporation (“Atlantic”) recommends a vote “FOR” Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3.

		FOR	AGAINST	ABSTAIN
1.	To approve the Agreement and Plan of Merger, dated November 16, 2017 (the “Merger Agreement”), between Atlantic and Ameris Bancorp (“Ameris”), pursuant to which Atlantic will merge with and into Ameris with Ameris as the surviving company, subject to the terms and conditions contained in the Merger Agreement, including the transactions provided for in the Merger Agreement.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	To approve, on a non-binding advisory basis, the compensation that certain executive officers of Atlantic will receive under existing agreements with Atlantic in connection with the merger described in Proposal 1.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To approve one or more adjournments or postponements of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve Proposal 1.	☐	☐	☐

Please sign exactly as your name(s) appears on this proxy card. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give your full title as such. If shares are held jointly, each holder should sign. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company or partnership name by authorized officer.

Dated: _________________, 2018	☐ Check this Box if You Plan to Attend the Special Meeting.

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

REVOCABLE PROXY

ATLANTIC COAST FINANCIAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

March 21, 2018, 10:00 a.m., local time

You are receiving this proxy card because you are a stockholder of Atlantic. This proxy card revokes all prior proxies given by you.

The undersigned hereby appoints JOHN K. STEPHENS, JR., and TRACY L. KEEGAN, and each of them, with power to act without others and with full power of substitution, as proxies and attorneys-in-fact (the “Proxies”), and hereby authorizes them to represent and vote, as instructed on the reverse side of this proxy card, all the shares of common stock of Atlantic which the undersigned is entitled to vote at the Special Meeting of Stockholders of Atlantic (the “Special Meeting”) to be held at the Jacksonville Marriott, 4670 Salisbury Road., Jacksonville, Florida 32256, at 10:00 a.m., local time, on March 21, 2018, or at any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the Special Meeting. If this proxy card has been properly executed and the undersigned has provided no voting instructions, then the undersigned’s shares will be voted “FOR” Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3.

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment or postponement thereof and, after notification to the Corporate Secretary of Atlantic at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of the Proxies shall be deemed terminated. This proxy may also be revoked by written notice to the Corporate Secretary of Atlantic at 4655 Salisbury Road, Suite 110, Jacksonville, Florida 32256, or by the filing of a later-dated proxy, prior to a vote being taken on a particular proposal at the Special Meeting.

The undersigned acknowledges receipt from Atlantic prior to the execution of this proxy of a Notice of Special Meeting and a Proxy Statement and Prospectus, both dated February ____, 2018.

Please complete, date, sign and promptly return

this proxy in the enclosed postage-prepaid envelope.